Exhibit 10.9

A request for confidential treatment has been made with respect to portions of the following document that are marked with [*]. The redacted portions have been filed separately with the SEC.

Second Amendment to Patent License Agreement

This second amendment to the PATENT LICENSE AGREEMENT, LSU FILE 4-01-09 (hereinafter referred to as the “Second Amendment”) is entered into between the Board of Supervisors of Louisiana State University and Agricultural and Mechanical College, a public constitutional corporation, organized and existing under the laws of the State of Louisiana (“LSU”); and Anterios, Inc., a Delaware corporation, with offices located at 60 East 42nd St, New York, New York 10165 (“LICENSEE”); and is made as of September 22, 2014.

Background

LICENSEE and LSU are parties to a PATENT LICENSE AGREEMENT, LSU FILE 4-01-09 that was effective June 12, 2008 (the “License Agreement”).

LICENSEE and LSU desire to amend the License Agreement for the purpose of extending certain terms of the diligence periods.

Therefore, LICENSEE and LSU hereby agree as follows:

I.                                        Milestone 2 of Paragraph 5.3 of the License Agreement, “Diligence,” is replaced in its entirety with the following:

2.                                      The first dosing of a patient with a LICENSED PRODUCT or LICENSED PROCESS in an FDA-approved Phase III clinical trial for the treatment of acne with botulinum toxin, by the [*] anniversary of the Effective Date;

II.                                   Milestone 3 of Paragraph 5.3 of the License Agreement, “Diligence,” is replaced in its entirety with the following:

3.                                      The FIRST COMMERCIAL SALE of a LICENSED PRODUCT or LICENSED PROCESS, by the [*] anniversary of the Effective Date.

III.                              Except as otherwise expressly provided in this Second Amendment, all of the terms and conditions of the License Agreement, as originally drafted, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment effective as of the date first above written.

THE BOARD OF SUPERVISORS OF ANTERIOS, INC.

LOUISIANA STATE UNIVERSITY AND

AGRICULTURAL AND MECHANICAL

COLLEGE

By:	/s/ Larry H. Hollier	By:	/s/ Jon Edelson
Typed Name:	Larry H. Hollier, MD	Typed Name:	Jon Edelson, MD
Title:	Chancellor,	Title:	CEO & President
LSUHSC — New Orleans

A request for confidential treatment has been made with respect to portions of the following document that are marked with [*]. The redacted portions have been filed separately with the SEC.

Date:	9/22/14	Date:	September 22, 24